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                                                                     EXHIBIT 5.1



                       (LATHAM & WATKINS LLP LETTERHEAD)


___________, 2003


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

  as U.S. Representative of the several U.S. Underwriters
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce Fenner & Smith
            Incorporated

North Tower
World Financial Center
New York, New York 10281-1209

Merrill Lynch Fast East Limited
  as International Representative of the
    several International Underwriters
c/o Merrill Lynch Far East Limited
18/F Asia Pacific Finance Tower
3 Garden Road
Central, Hong Kong

                        Re: Ctrip.com International, Ltd.

Ladies and Gentlemen:

     We have acted as the United States counsel to Ctrip.com International, Ltd., an exempted company limited by shares registered in the Cayman Islands (the "Company"), in connection with the sale on the date hereof by the Company to you and the several underwriters for whom you are acting as representative of ______ American Depositary Shares ("ADSs"), each representing __ ordinary shares, par value $0.01 per share, of the Company ("Ordinary Shares"), pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on November 13, 2003 (File No. 333-110455), as amended to date (the "F-1 Registration Statement"), the registration statement on Form F-6 under the Act filed with the Commission on November 13, 2003 (File No. 333-110459), as amended to date (the "F-6 Registration Statement," and together with the F-1 Registration Statement, the "Registration Statement"), the Prospectus dated __________, 2003 filed with the Commission pursuant to Rule 424(b) under the Act (the "Prospectus"), the U.S. underwriting agreement dated __________, 2003 among Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several U.S. underwriters named therein (the "U.S. Underwriters"), the selling shareholders named therein and the Company (the "U.S. Underwriting Agreement") and the international purchase agreement dated _________, 2003 among Merrill Lynch Fast East Limited, as representative of the several international


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underwriters named therein (the "International Underwriters," and together with the U.S. Underwriters, the "Underwriters"), the selling shareholders named therein and the Company (the "International Underwriting Agreement," and together with the U.S. Underwriting Agreement, the "Underwriting Agreements"). This opinion is being rendered to you pursuant to Section 5(c) of the U.S. Underwriting Agreement and Section 5(c) of the International Underwriting Agreement.

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a statement is qualified as to knowledge or awareness (in which case we have with your consent made no or limited inquiry as specified below). We have examined, among other things, the following:

     (a) The Underwriting Agreements, the Registration Statements, the Prospectus filed by the Company with the Commission;

     (b) The agreements filed as exhibits to the Registration Statements; and

     (c) The Memorandum and Articles of Association of the Company and certain resolutions of the Board of Directors of the Company.

     As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreements, and translations of documents that are not in the English language. We have not independently verified such factual matters.

     Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transaction referenced above do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference of any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the laws of the Cayman Islands, the People's Republic of China and Hong Kong are addressed in the opinions of Maples and Calder Asia, Commerce & Finance Law Offices and Boughton Peterson Young Anderson, respectively, all of which have been separately provided to you, and we express no opinion with respect to those matters.

     Capitalized terms used herein without definition have the meanings assigned to them in the U.S. Underwriting Agreement.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:


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     1. Assuming the U.S. Underwriting Agreement and the International
Underwriting Agreement have each been duly authorized, executed and delivered by the Company in accordance with the laws of the Cayman Islands, the U.S. Underwriting Agreement and the International Underwriting Agreement each have been duly executed and delivered by the Company.

     2. The ADSs to be issued and sold by the Company pursuant to the Underwriting Agreements, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreements, will be validly issued, fully paid and non-assessable.

     3. The execution and delivery of the Underwriting Agreements and the issuance and sale of the ADSs by the Company to you and the other Underwriters pursuant to the Underwriting Agreements on the date hereof do not violate any federal or New York statute, rule or regulation applicable to the Company.

     4. The Registration Statements have become effective under the Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statements has been issued under the Act and no proceedings therefor have been initiated by the Commission; and any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rules 424 under the Act.

     5. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, comply as to form in all material respects with the requirements for registration statements on Form F-1 and Form F-6 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, or omitted from, the Registration Statements or the Prospectus. In passing upon the compliance as to form of the Registration Statements and the Prospectus, we have assumed that the statements made therein are correct and complete.

     6. The statements set forth in the Prospectus under the captions "Description of American Depositary Shares" and "Shares Eligible for Future Sale", insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

     7. The statements set forth in the Prospectus under the heading "Taxation --United States Federal Income Taxation," insofar as such statements constitute a summary of the federal tax laws of the United States, constitute accurate summaries of the matters described therein in all material respects.

     8. No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or, to our knowledge, any federal or New York court is required for the issue and sale of the ADSs by the Company or the compliance by the Company with all of the provisions of the Underwriting Agreements, except for the registration under the Act and the United States Securities Exchange Act of 1934, as amended, of the ADSs, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters as contemplated in the Underwriting Agreements.


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     9. The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

     10. To our knowledge, there is no action, suite or proceeding pending or threatened before any United States court or governmental agency, authority or body or any arbitrator to which the Company is a party or to which any property of the Company is subject that we believe are likely to have a Material Adverse Effect, or might be expected to materially and adversely affect the power or ability of the Company to perform its obligations under the Underwriting Agreements.

     The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus, except to the extent expressly set forth in the numbered paragraphs 6 and 7 of this letter, and have not made an independent check or verification thereof except as aforesaid. However, in the course of acting as counsel to the Company in connection with the preparation by the Company of the Registration Statements and Prospectus, we reviewed the Registration Statements and the Prospectus, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statements and the Prospectus and related matters were discussed. We also reviewed and relied upon certain corporate records and documents and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

     Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that the Registration Statements, at the respective time they became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial or statistical data included in, or omitted from, the Registration Statements or the Prospectus.

     This opinion is rendered only to you as representatives of the several Underwriters under the Underwriting Agreements and is solely for the benefit of the Underwriters in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion.

     We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the above-mentioned F-1 Registration Statement and to the reference to our name under the heading "Taxation" in the prospectus included in such F-1 Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.


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                                                     Very truly yours,